Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-221131, 333-225611, and 333-280530 on Form S-8 of our reports dated February 25, 2025, relating to the financial statements of National Vision Holdings, Inc. and the effectiveness of National Vision Holdings, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 28, 2024.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
February 25, 2025